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                                                                      Exhibit 10

                    AMENDMENT NO. 1 TO THE SERVICES AGREEMENT

       This Amendment No. 1 to the Services Agreement dated as of August 8, 2000 (the "Amendment"), among The Medicines Company, a Delaware corporation (the "Company") and Stack Pharmaceuticals, Inc., a Delaware corporation ("Stack").

WHEREAS, the Company and Stack are parties to the Services Agreement dated April 1, 2000 (the "Agreement"); and

WHEREAS, the Company and Stack believe it to be in their mutual best interests to amend the Agreement ;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Amendment, the parties hereto agree as follows:

1. Section 3.1, "Service Fees", of the Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

     "3.1 Services Fees

     (a) During the Services Period (from and after July 1, 2000), the Company shall pay to Stack in connection with the services provided by David M. Stack, Melinda Popolla and Fred Ryan (the "Original Employees") service fees of $20,100 per month, payable in advance on the first day of each month. Payment for any partial month shall be prorated and Stack will reimburse the Company for any excess fees advanced to Stack. In the event that any of the Original Employees ceases to be an employee of Stack or ceases to provide services to the Company, these fees will be appropriately adjusted upon the mutual agreement of the Company and Stack.

     (b) During the Services Period (from and after July 1, 2000), the Company shall pay Stack additional service fees on a monthly basis at the end of each month which shall be calculated as follows:

          (i) For each individual employed by both the Company and Stack (other than any Original Employee), their individual portion of the service fee shall equal the product of $1,500 and % of time committed during applicable month committed to Company projects plus the product of such individual's monthly salary from the Company and 35%; and

          (ii) For each individual Company employee residing at the office of Stack, their individual portion of the service fee shall be $1,500.

The monthly service fee will be the sum of all of the individual portions incurred under clauses (i) and (ii) above plus an additional amount not to exceed $600 a month to cover additional administrative expenses. If services are provided by any individual for a partial month, the fees for such services shall be prorated.

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     (c)  In the event that any additional fees are payable to Stack in connection with the additional services contemplated by the last sentence of
Section 1, the Company shall pay to Stack the fees due for such services on a monthly basis in arrears within thirty (30) days of receipt by the Company of a monthly invoice from Stack in a form reasonably satisfactory to the Company setting forth the fees owed to Stack for the additional services performed in the prior month."

2. RATIFICATION. In all other respects, the Agreement is hereby ratified and confirmed.

3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

4. EFFECTIVE DATE. This Amendment shall be deemed to have become effective as of July 1, 2000.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. to the Agreement as of the date first above written.

                                     THE MEDICINES COMPANY


                                     By: /s/ John M. Nystrom
                                         --------------------------------------
                                         Name:  John M. Nystrom
                                         Title: Vice President, Chief
                                                Technical Officer


                                     STACK PHARMACEUTICALS, INC.


                                     By: /s/ David Stack
                                         --------------------------------------
                                         Name:  David Stack
                                         Title: President, General Partner



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